UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 10, 2017, SUPERVALU INC. (“Supervalu”), a newly formed wholly owned subsidiary of Supervalu (“Merger Sub”), and Unified Grocers, Inc. (“Unified Grocers”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Supervalu will acquire Unified Grocers in a transaction valued at approximately $375 million, comprised of approximately $114 million in cash for 100% of the outstanding stock of Unified Grocers plus the assumption and payoff of Unified Grocers net debt at closing (approximately $261 million as of April 1, 2017).

On the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into Unified Grocers (the “Merger”) with Unified Grocers surviving the Merger as a wholly owned subsidiary of Supervalu, and the shares of Unified Grocers will be converted into the right to receive from Supervalu at the Closing approximately $114 million in cash in the aggregate.

As further provided in the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, including (i) approval of the Merger by the shareholders of Unified Grocers, (ii) any applicable waiting periods (or extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated, (iii) the absence of any order by any governmental entity that restrains, enjoins or otherwise prohibits the Merger, (iv) the accuracy of the representations and warranties of the parties (generally subject to a material adverse effect standard), (v) material compliance by the parties with their respective obligations under the Merger Agreement, (vi) no material adverse effect having occurred with respect to the Unified Grocers business after entry into the Merger Agreement, and (vii) other customary closing conditions. The transaction is currently expected to be completed in mid- to late summer 2017.

Under the terms of the Merger Agreement, Supervalu will be entitled to receive a termination fee of $8,000,000, plus reimbursement of up to $1,000,000 in costs and expenses, in the event that the Merger Agreement is terminated by Unified Grocers under certain circumstances, including as a result of a change in the recommendation of the board of directors of Unified Grocers. In addition, a reverse termination fee of $9,500,000 may be payable by Supervalu to Unified Grocers upon termination of the Merger Agreement under certain circumstances, including if Supervalu is unable to obtain antitrust approval before January 5, 2018.

The Merger Agreement contains customary representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Supervalu, Unified Grocers, any of their respective subsidiaries or affiliates or the Unified Grocers business. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Supervalu, Unified Grocers, any of their respective subsidiaries or affiliates or the Unified Grocers business.

Supervalu expects to obtain “representation and warranty” insurance from certain insurers, which will provide coverage for certain breaches and warranties of Unified Grocers contained in the Merger Agreement, subject to deductibles, exclusions, policy limits, and certain other terms and conditions.

In connection with entry into the Merger Agreement, Supervalu entered into voting agreements with each shareholder of Unified Grocers that has a representative on the board of directors of Unified Grocers. The voting agreements require such shareholders to vote shares over which they have voting control in favor of the approval of the Merger and the Merger Agreement.

There is no material relationship between Supervalu and Unified Grocers other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01    Other Events.

On April 10, 2017, Supervalu and Unified Grocers issued a joint press release announcing the entry into the Merger Agreement.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this communication, particularly those pertaining to the expected completion of the Merger (including the timing thereof), the ability to consummate the Merger (including but not limited to the receipt of all required regulatory approvals) and Supervalu’s expectations, guidance, or future operating results (including expected synergies), and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “outlook” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the ability to satisfy the closing conditions and close the proposed acquisition on a timely basis or at all, the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy all required approvals, business disruption, ability to achieve operational efficiencies, including synergistic and other benefits of the proposed acquisition, ability to effectively retain key employees and maintain and grow customer relationships, ability to effectively manage organization and integration changes during the pendency of or following the transaction, ability to achieve expected financial results for the combined entity and other risk factors relating to our business or industry as detailed from time to time in Supervalu’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. For more information, see the risk factors described in Supervalu’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. Unless legally required, Supervalu undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 10, 2017, by and among Unified Grocers, Inc., SUPERVALU INC., and West Acquisition Corporation.*
99.1	Joint Press Release of SUPERVALU INC. and Unified Grocers, Inc., dated April 10, 2017.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 10, 2017

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 10, 2017, by and among Unified Grocers, Inc., SUPERVALU INC., and West Acquisition Corporation.*
99.1	Joint Press Release of SUPERVALU INC. and Unified Grocers, Inc., dated April 10, 2017.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.